Exhibit 99.1

NEWS RELEASE

te.com

TE Connectivity announces first quarter results for fiscal year 2025

EPS above guidance with record first quarter cash generation

GALWAY, Ireland – Jan. 22, 2025 – TE Connectivity plc (NYSE: TEL) today reported results for the fiscal first quarter ended Dec. 27, 2024.

First Quarter Highlights

●	Net sales were $3.84 billion, flat year over year and as expected on an organic basis.
●	Compared to guidance, sales were unfavorably impacted by increased currency exchange headwinds.
●	Earnings per share (EPS) above guidance, with GAAP diluted EPS from continuing operations at $1.75. Adjusted EPS was $1.95, up approximately 6% year over year.
●	Orders of $4.0 billion, up 6% year over year and 4% sequentially, driven by the Industrial segment, with increased momentum in artificial intelligence programs.
●	Operating margin was 18% and adjusted operating margin was a quarterly record at 19.4%, driven by strong operational execution.
●	Record first quarter cash generation, including:
●	Cash from operating activities of $878 million, up 22% year over year.
●	Free cash flow of $674 million, up 18% year over year.
●	Returned approximately $500 million to shareholders and deployed $325 million for bolt-on acquisitions in the Industrial segment.
●	Named to Dow Jones Sustainability Index for the 13th consecutive year.

“I’m pleased that our team began the fiscal year with a strong operational performance, highlighted by adjusted EPS above guidance and records in both adjusted operating margin and first quarter free cash flow,” said TE Connectivity CEO Terrence Curtin. “In our Transportation segment, we continued to navigate an uneven global vehicle production environment to deliver a strong result while continuing to innovate with our global customers in growth trends such as electrification and next-generation vehicle data connectivity. We delivered double digit sales growth in our Industrial segment and expanded margins, driven by momentum in AI programs across multiple customers, as well as capitalizing on ongoing strength in our AD&M and Energy businesses.

“As we continue our operational excellence and innovate with our valued customers, we expect second quarter sales to be up sequentially and adjusted EPS to be up year over year and compared to the first quarter. We remain excited about capitalizing on long-term growth opportunities, including our bolt-on acquisition strategy and margin expansion plans, to keep delivering on our value creation model.”

Second Quarter FY25 Outlook

For the second quarter of fiscal 2025, the company expects net sales of approximately $3.95 billion. GAAP EPS from continuing operations is expected to be approximately ($0.05), which includes a one-time non-cash tax charge due to changes in tax law in the second quarter of 2025. Adjusted EPS is expected to be approximately $1.96, up 5% year over year. Second quarter guidance includes $0.06 of currency exchange and tax headwinds compared to the prior year.

Beginning this fiscal year, the company has two reportable segments – Transportation Solutions and Industrial Solutions – resulting from a reorganization announced in the fourth quarter of fiscal 2024. The company provided recast financial information in an 8-K filing on Dec. 17, 2024.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call for investors today beginning at 8:30 a.m. ET. The conference call may be accessed in the following ways:

●	At TE Connectivity's website: investors.te.com
●	By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 715-9871 and for international callers, the dial-in number is (646) 307-1963
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on Jan. 22.

About TE Connectivity

TE Connectivity plc (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, renewable energy, automated factories, data centers, medical technology and more. With more than 85,000 employees, including 9,000 engineers, working alongside customers in approximately 130 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat, Instagram and X (formerly Twitter).

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

•Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•Adjusted Earnings Per Share – represents diluted earnings (loss) per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. In addition, our change of incorporation from Switzerland to Ireland is subject to risks, such as the risk that the anticipated advantages might not materialize, as well as the risks that the price of our stock could decline and our position on stock exchanges and indices could change, and Irish corporate governance and regulatory schemes could prove different or more challenging than currently expected. More detailed information about these and other factors is set forth in TE Connectivity plc’s Annual Report on Form 10-K for the fiscal year ended Sept 27, 2024, as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

Contacts:	Media Relations: Eric Mangan TE Connectivity 908-783-6629 Eric.Mangan@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

TE CONNECTIVITY PLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended
	December 27,	December 29,
	2024	2023

	(in millions, except per share data)
Net sales	$3,836	$3,831
Cost of sales	2,476	2,507
Gross margin	1,360	1,324
Selling, general, and administrative expenses	427	424
Research, development, and engineering expenses	188	173
Acquisition and integration costs	5	8
Restructuring and other charges, net	50	21
Operating income	690	698
Interest income	23	22
Interest expense	(6)	(18)
Other expense, net	(1)	(3)
Income from continuing operations before income taxes	706	699
Income tax (expense) benefit	(178)	1,105
Income from continuing operations	528	1,804
Loss from discontinued operations, net of income taxes	—	(1)
Net income	$528	$1,803

Basic earnings per share:
Income from continuing operations	$1.77	$5.80
Net income	1.77	5.80

Diluted earnings per share:
Income from continuing operations	$1.75	$5.76
Net income	1.75	5.76

Weighted-average number of shares outstanding:
Basic	299	311
Diluted	301	313

TE CONNECTIVITY PLC

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 27,	September 27,
	2024	2024

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,254	$1,319
Accounts receivable, net of allowance for doubtful accounts of $34 and $32, respectively	2,912	3,055
Inventories	2,619	2,517
Prepaid expenses and other current assets	734	740
Total current assets	7,519	7,631
Property, plant, and equipment, net	3,759	3,903
Goodwill	5,835	5,801
Intangible assets, net	1,177	1,174
Deferred income taxes	3,270	3,497
Other assets	881	848
Total assets	$22,441	$22,854
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$920	$871
Accounts payable	1,859	1,728
Accrued and other current liabilities	1,694	2,147
Total current liabilities	4,473	4,746
Long-term debt	3,285	3,332
Long-term pension and postretirement liabilities	778	810
Deferred income taxes	203	199
Income taxes	396	411
Other liabilities	773	870
Total liabilities	9,908	10,368
Commitments and contingencies
Redeemable noncontrolling interests	124	131
Shareholders' equity:
Preferred shares, $1.00 par value, 2 shares authorized, none outstanding as of December 27, 2024	—	—
Ordinary class A shares, €1.00 par value, 25,000 shares authorized, none outstanding as of December 27, 2024	—	—
Ordinary shares, $0.01 par value, 1,500,000,000 shares authorized, 300,840,538 shares issued and common shares, CHF 0.57 par value, 316,574,781 shares authorized and issued, respectively	3	139
Accumulated earnings	12,933	14,533
Ordinary shares and common shares held in treasury, at cost, 2,074,979 and 16,656,681 shares, respectively	(310)	(2,322)
Accumulated other comprehensive income (loss)	(217)	5
Total shareholders' equity	12,409	12,355
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$22,441	$22,854

TE CONNECTIVITY PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended
	December 27,	December 29,
	2024	2023

	(in millions)
Cash flows from operating activities:
Net income	$528	$1,803
Loss from discontinued operations, net of income taxes	—	1
Income from continuing operations	528	1,804
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	186	194
Deferred income taxes	98	(1,217)
Non-cash lease cost	34	34
Provision for losses on accounts receivable and inventories	41	42
Share-based compensation expense	35	34
Other	12	40
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	146	127
Inventories	(118)	(282)
Prepaid expenses and other current assets	68	(48)
Accounts payable	150	128
Accrued and other current liabilities	(295)	(239)
Income taxes	30	12
Other	(37)	90
Net cash provided by operating activities	878	719
Cash flows from investing activities:
Capital expenditures	(205)	(151)
Proceeds from sale of property, plant, and equipment	1	2
Acquisition of businesses, net of cash acquired	(325)	(349)
Proceeds from divestiture of business, net of cash retained by business sold	—	38
Other	(8)	(8)
Net cash used in investing activities	(537)	(468)
Cash flows from financing activities:
Net increase (decrease) in commercial paper	90	(69)
Repayment of debt	—	(1)
Proceeds from exercise of share options	34	11
Repurchase of ordinary/common shares	(303)	(476)
Payment of ordinary/common share dividends to shareholders	(189)	(183)
Other	(27)	(27)
Net cash used in financing activities	(395)	(745)
Effect of currency translation on cash	(11)	3
Net decrease in cash, cash equivalents, and restricted cash	(65)	(491)
Cash, cash equivalents, and restricted cash at beginning of period	1,319	1,661
Cash, cash equivalents, and restricted cash at end of period	$1,254	$1,170

Supplemental cash flow information:
Income taxes paid, net of refunds	49	100

TE CONNECTIVITY PLC

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended
	December 27,	December 29,
	2024	2023

	(in millions)
Net cash provided by operating activities	$878	$719
Capital expenditures, net	(204)	(149)
Free cash flow (1)	$674	$570

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

SEGMENT DATA (UNAUDITED)

	For the Quarters Ended
	December 27,		December 29,
	2024		2023

	($ in millions)
	Net Sales		Net Sales
Transportation Solutions	$2,243		$2,393
Industrial Solutions	1,593		1,438
Total	$3,836		$3,831

	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin
Transportation Solutions	$446	19.9%	$487	20.4%
Industrial Solutions	244	15.3	211	14.7
Total	$690	18.0%	$698	18.2%

	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$478	21.3%	$504	21.1%
Industrial Solutions	267	16.8	227	15.8
Total	$745	19.4%	$731	19.1%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended December 27, 2024
	versus Net Sales for the Quarter Ended December 29, 2023
	Net Sales		Organic Net Sales			Acquisitions/
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	(Divestiture)

	($ in millions)
Transportation Solutions (3):
Automotive	$(74)	(4.1)%	$(55)	(3.0)%	$(7)	$(12)
Commercial transportation	(44)	(12.4)	(41)	(11.6)	(3)	—
Sensors	(32)	(13.3)	(30)	(12.6)	(2)	—
Total Transportation Solutions	(150)	(6.3)	(126)	(5.2)	(12)	(12)
Industrial Solutions (3):
Automation and connected living	15	3.2	(21)	(4.5)	(2)	38
Aerospace, defense, and marine	44	15.2	45	15.4	(1)	—
Digital data networks	134	48.0	134	48.0	—	—
Energy	11	5.4	14	6.8	(3)	—
Medical	(49)	(24.5)	(49)	(24.5)	—	—
Total Industrial Solutions	155	10.8	123	8.6	(6)	38
Total	$5	0.1%	$(3)	—%	$(18)	$26

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.
(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 27, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$446	$—	$32	$—	$478
Industrial Solutions	244	5	18	—	267
Total	$690	$5	$50	$—	$745

Operating margin	18.0%				19.4%

Income tax expense	$(178)	$(1)	$(9)	$13	$(175)

Effective tax rate	25.2%				23.0%

Income from continuing operations	$528	$4	$41	$13	$586

Diluted earnings per share from continuing operations	$1.75	$0.01	$0.14	$0.04	$1.95

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Represents income tax expense related to the revaluation of deferred tax assets as a result of a decrease in the corporate tax rate in a non-U.S. jurisdiction.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 29, 2023

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$487	$—	$14	$3	$504
Industrial Solutions	211	8	7	1	227
Total	$698	$8	$21	$4	$731

Operating margin	18.2%				19.1%

Income tax (expense) benefit	$1,105	$(1)	$(5)	$(1,254)	$(155)

Effective tax rate	(158.1)%				21.2%

Income from continuing operations	$1,804	$7	$16	$(1,250)	$577

Diluted earnings per share from continuing operations	$5.76	$0.02	$0.05	$(3.99)	$1.84

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes an $874 million net income tax benefit associated with a ten-year tax credit obtained by a Swiss subsidiary and a $262 million income tax benefit related to the revaluation of deferred tax assets as a result of a corporate tax rate increase in Switzerland. Also includes a $118 million income tax benefit associated with the tax impacts of a legal entity restructuring with related costs of $4 million recorded in selling, general, and administrative expenses for other non-income taxes.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 29, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$477	$—	$19	$496
Industrial Solutions	215	3	21	239
Total	$692	$3	$40	$735

Operating margin	17.4%			18.5%

Income tax expense	$(146)	$(1)	$(6)	$(153)

Effective tax rate	21.3%			21.0%

Income from continuing operations	$541	$2	$34	$577

Diluted earnings per share from continuing operations	$1.75	$0.01	$0.11	$1.86

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 27, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,880	$—	$67	$3	$1,950
Industrial Solutions	916	21	99	1	1,037
Total	$2,796	$21	$166	$4	$2,987

Operating margin	17.6%				18.9%

Income tax (expense) benefit	$397	$(3)	$(29)	$(1,016)	$(651)

Effective tax rate	(14.2)%				21.8%

Income from continuing operations	$3,194	$18	$137	$(1,012)	$2,337

Diluted earnings per share from continuing operations	$10.34	$0.06	$0.44	$(3.28)	$7.56

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes a $636 million net income tax benefit associated with a $972 million ten-year tax credit obtained by a Swiss subsidiary reduced by a $336 million valuation allowance related to the amount of the tax credit not expected to be realized. Also includes a $262 million income tax benefit related to the revaluation of deferred tax assets as a result of a corporate tax rate increase in Switzerland and a $118 million income tax benefit associated with the tax impacts of a legal entity restructuring with related costs of $4 million recorded in selling, general, and administrative expenses for other non-income taxes.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of January 22, 2025

(UNAUDITED)

Outlook for
Quarter Ending
March 28,
2025
Diluted loss per share from continuing operations	$(0.05)
Restructuring and other charges, net	0.13
Acquisition-related charges	0.01
Tax items	1.87
Adjusted diluted earnings per share from continuing operations (1)	$1.96

Net sales growth (decline)	(0.4)%
Translation	2.8
(Acquisitions) divestitures, net	(1.1)
Organic net sales growth (1)	1.3%

(1) See description of non-GAAP financial measures.